UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 12, 2018

AMPIO PHARMACEUTICALS, INC.

(Exact name of registrant as specified in Charter)

Delaware	001-35182	26-0179592
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employer Identification No.)

373 Inverness Parkway, Suite 200

Englewood, Colorado 80112

(Address of principal executive offices, including zip code)

(720) 437-6500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

On April 12, 2018, Ampio Pharmaceuticals, Inc. (the “Company”) announced that the NYSE American (the “Exchange”) had notified the Company that it had regained compliance with the NYSE American continued listing standards.

Going forward, the Company will be subject to the Exchange’s normal continued listing monitoring. If the Company is again determined to be below any of the Exchange’s continued listing standards within twelve (12) months of the notice, the Exchange will examine the relationship between the Company’s two incidents of noncompliance and re-evaluate the Company’s method of financial recovery from the first incident. The Exchange will then take the appropriate action, which depending on the circumstances, may include truncating the compliance procedures or immediately initiating delisting procedures.

The “below compliance” (“.BC”) indicator has no longer been disseminated since April 13, 2018, and the Company has been removed from the list of noncompliant issuers on the NYSE American website.

Item 9.01 Financial Statements and Exhibits.

Exhibit Number	Description

99.1	Press release issued by Ampio Pharmaceuticals, Inc., dated April 12, 2018, furnished hereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMPIO PHARMACEUTICALS, INC.

By:	/s/ Thomas E. Chilcott, III
Thomas E. Chilcott, III
Chief Financial Officer

Dated: April 16, 2018

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press release issued by Ampio Pharmaceuticals, Inc., dated April 12, 2018, furnished hereto.